Exhibit 21.1

SUBSIDIARIES OF THE COMPANY AS OF FEBRUARY 23, 2013

28 Pond Street Realty, LLC*	New Hampshire

300 Main Street Realty, LLC*	New Hampshire

ABS Finance Co., Inc.*	Delaware

ABS Insurance Ltd.*	Bermuda

ABS Procurement Co.*	Cayman Islands

Acme Markets, Inc.*	Delaware

Adrian Realty Trust*	Massachusetts

Advantage Logistics—PA LLC	Pennsylvania

Advantage Logistics—Southeast, Inc.	Alabama

Advantage Logistics Southwest, Inc.	Arizona

Advantage Logistics USA East L.L.C.	Delaware

Advantage Logistics USA West L.L.C.	Delaware

Advantage Logistics USA, Inc.	Delaware

Albertson’s Liquors, Inc.*	Wyoming

Albertsons Stores Charitable Foundation, Inc.*	Idaho

American Drug Stores LLC*	Delaware

American Partners, L.P.*	Indiana

American Procurement and Logistics Company LLC*	Delaware

American Stores Company, LLC*	Delaware

APLC Procurement, Inc.*	Utah

Arden Hills 2003 L.L.C.	Delaware

Arles, LLC*	New Hampshire

ASC Media Services, Inc.*	Utah

ASP Realty, Inc.*	Delaware

Beryl American Corporation*	Vermont

Blaine North 1996 L.L.C.	Delaware

BP Realty, LLC*	Massachusetts

Brockton Corporation*	Vermont

Burnsville 1998 L.L.C.	Delaware

Butson Enterprises of Vermont, Inc.	Vermont

Butson’s Enterprises of Massachusetts, Inc.	Massachusetts

Butson’s Enterprises, Inc.	New Hampshire

Cambridge 2006 L.L.C.	Delaware

CH Project LLC*	Massachusetts

Champlin 2005 L.L.C.	Delaware

Clifford W. Perham, Inc.*	Maine

Coon Rapids 2002 L.L.C.	Delaware

Discount Books East, Inc.	Delaware

Eagan 2008 L.L.C.	Delaware

Eastern Beverages, Inc.	Maryland

Eastern Region Management Corporation	Virginia

EP Realty LLC*	Massachusetts

FF Acquisition, L.L.C.	Virginia

FF Construction L.L.C.*	Virginia

Food Basket LLC*	California

Food-A-Rama-G.U., Inc.	Maryland

Foodarama Group, Inc.	Maryland

Foodarama LLC	Delaware

Foodarama, Inc.	Maryland

Forest Lake 2000 L.L.C.	Delaware

Fridley 1998 L.L.C.	Delaware

G.W.M. Holdings, Inc.	Virginia

Gorham Markets, LLC*	New Hampshire

Hastings 2002 L.L.C.	Delaware

Heath Street, LLC*	Massachusetts

Inver Grove Heights 2001 L.L.C.	Delaware

Jetco Properties, Inc.*	Delaware

Jewel Companies, Inc.*	Delaware

Jewel Food Stores, Inc.*	Ohio

Keatherly, Inc.	New Hampshire

Keltsch Bros., Inc.	Indiana

Lithia Springs Holdings, LLC	Georgia

Livonia Holding Company, Inc.	Michigan

Lot 18 Redevelopment Corporation	Missouri

Lucky Stores LLC*	Ohio

Maplewood East 1996 L.L.C.	Delaware

Market Brands, Inc.	Delaware

Market Company, Ltd.	Bermuda

Market Funding, Inc.	Delaware

Market Improvement Corporation	Virginia

Market Insurance Agency, Inc.	Virginia

Mashpee Realty LLC*	Massachusetts

Michael’s Realty Trust*	New Hampshire

Milford Realty LLC*	Massachusetts

MK Investments LLC*	Massachusetts

Monticello 1998 L.L.C.	Delaware

Moran Foods, LLC	Missouri

NAFTA Industries Consolidated, Inc.	Texas

NAFTA Industries, Ltd.	Texas

NC & T Supermarkets, Inc.	Ohio

Nevada Bond Investment Corp. I	Nevada

New Albertson’s, Inc.*	Ohio

Northfield 2002 L.L.C.	Delaware

Oakbrook Beverage Centers, Inc.*	Illinois

Peoples Market, Incorporated	New Hampshire

Planmark Architecture of Oregon, P.C.	Oregon

Planmark, Inc.	Minnesota

Plymouth 1998 L.L.C.	Delaware

PNHP Realty LLC*	New Hampshire

R&M Kenosha LLC	Delaware

Rich-Temps, Inc.*	Virginia

Richfood Holdings, Inc.	Delaware

Richfood Procurement, L.L.C.	Virginia

Richfood, Inc.	Virginia

Risk Planners, Inc.	Minnesota

SAL Beverage Company of Texas, Inc.	Texas

SAL Food Stores of Texas, Inc.	Delaware

SAL Food Stores, Inc.	Delaware

Savage 2002 L.L.C.	Delaware

Save-A-Lot Food Stores, Ltd.	Bermuda

Save-A-Lot Holdings, Inc.	Delaware

Save-A-Lot Tyler Group, LLC	Missouri

Scolari’s Stores LLC*	California

Scott’s Food Stores, Inc.	Indiana

SFW Holding Corp.	Delaware

SFW Licensing Corp.	Delaware

Shaw Equipment Corporation*	Massachusetts

Shaw’s North Attleboro Corp.*	Massachusetts

Shaw’s Realty Co.*	Maine

Shaw’s Realty Trust*	Massachusetts

Shaw’s Supermarkets, Inc.*	Massachusetts

Shaw’s Supermarkets, Inc. Charitable Foundation*	Maine

Shop ‘N Save St. Louis, Inc.	Missouri

Shop ‘N Save Warehouse Foods, Inc.	Missouri

Shoppers Food Warehouse Corp.	Ohio

Shorewood 2001 L.L.C.	Delaware

Silver Lake 1996 L.L.C.	Delaware

SNH Realty, LLC*	Massachusetts

SRA REALTY LLC*	Massachusetts

SSM Holdings Company*	Delaware

Star Markets Company, Inc.*	Massachusetts

Star Markets Holdings, Inc.*	Massachusetts

Sunflower Markets, LLC	Delaware

Super Rite Foods, Inc.	Delaware

Supermarket Operators of America Inc.	Delaware

SUPERVALU ASSIST, Inc.	Minnesota

SUPERVALU Eastern Region Community First Foundation	Virginia

SUPERVALU Finance, Inc.	Minnesota

SUPERVALU Foundation	Minnesota

SUPERVALU Holdings, Inc.	Missouri

SUPERVALU Holdings-PA LLC	Pennsylvania

SUPERVALU India, Inc.	Minnesota

SUPERVALU Management Corp.	Delaware

SUPERVALU Pharmacies, Inc.	Minnesota

SUPERVALU Receivables Funding Corporation	Delaware

SUPERVALU Receivables, Inc.	Delaware

SUPERVALU Services USA, Inc.	Minnesota

SUPERVALU Terre Haute Limited Partnership	Indiana

SUPERVALU Transportation, Inc.	Minnesota

SUPERVALU TTSJ, INC.	Delaware

SV Markets, Inc.	Ohio

SV Ventures[1]	Indiana

SVH Holding, Inc.	Delaware

SVH Realty, Inc.	Delaware

TC Michigan LLC	Michigan

The Farm Fresh Charitable Foundation	Virginia

Tidyman’s, LLC*	Delaware

U.S. Satellite Corporation	Utah

Ultra Foods, Inc.	New Jersey

Valu Ventures 2, Inc.	Indiana

Valu Ventures, Inc.	Minnesota

W. Newell & Co., LLC	Delaware

WC&V Supermarkets, Inc.	Vermont

Wetterau Finance Co.	Missouri

Wetterau Insurance Co. Ltd.	Bermuda

WSI Satellite, Inc.	Missouri

*	A direct or indirect subsidiary of New Albertson’s Inc. that was transferred to AB Acquisition, LLC on March 21, 2013 as a result of the sale by the Company of all of the issued and outstanding capital stock of New Albertson’s, Inc.
1	SV Ventures is a general partnership between SUPERVALU Holdings Inc. and Scott’s Food Stores, Inc., each of which holds a 50% interest. Both general partners are direct subsidiaries of Supermarket Operators of America Inc.